UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2006

ROCKETINFO INC.
(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation or organization)

000-26373	98-0196717
(Commission File Number)	(I.R.S. Employer Identification No.)

27 Oakmont Drive, Rancho Mirage, CA
(Address of Principal Executive Offices)

(949) 786-2552
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On April 19, 2006, the Board appointed: (1) Lawrence Randall Lutz to the position of Chief Executive Officer and a member of the Board of Directors of the Corporation; (2) Ray K. Welt to the position of Chief Financial Officer and a member of the Board of Directors of the Corporation; and (3) Paul H. Eagland to the position of Executive Vice President and a member of the Board of Directors of the Corporation.

On April 19, 2006, the Board accepted the resignations of: (1) Gary Campbell as Chief Executive Officer and a Director of the Corporation; (2) Karl Harz as the Chief Financial Officer and a Director of the Corporation; and (3) Stephen Spalding as a Director of the Corporation.  The resignations of Messrs. Campbell, Harz and Spalding were not as a result of any disagreement with the Company on any matters relating to the Company's operations, policies, or practices.

The Company has not entered into employment agreements with any of Messrs. Lutz, Welt and Eagland.

The Board of Directors of the Corporation is now composed of Mr. L. Randall Lutz, Mr. Philip Graves, Ms. Camila Maz, Mr. Ray K. Welt and Mr. Paul H. Eagland.

From November 2005 to the present, Mr. Lutz was founder, Chief Executive Officer and shareholder of the Loyalty Source, Inc., a development stage company focused on business to business loyalty marketing products and services. From February to November of 2005, Mr. Lutz assumed two short-term temporary assignments as COO for companies, Nikken and Natren in their turn-around and re-organizational efforts. These companies are Network Marketing - Direct Selling organizations who distribute their products world-wide. From November of 2002 to January of 2005 he served as founder, Chief Executive Officer and of The Savings Network, Inc., which focused on the marketing and distribution of consumer savings in the form of coupons through the Internet. From April 1998 to November 2002, Mr. Lutz was the Chief Marketing Officer for Weinstock Marketing. He developed the company’s New Media strategy and one-to-one targeted Internet marketing programs.

Since November 2000, Mr. Welt has been the Controller and Operating Officer for Shig’s Enterprises Ltd., a Vancouver, Canada-based company involved in the production, marketing and retailing of food products.

From November 2005 to the present, Mr. Eagland has been an executive, director and shareholder of the Loyalty Source, Inc., a development stage company focused on the marketing and distribution of consumer savings through the internet. From December 2004 until November 2005, Mr. Eagland was a private investor. From July 2003 until November 2004, he was the Chief Financial Officer, a Director and the Secretary-Treasurer of Peterborough Capital Corporation (“PCC”), which is a publicly reporting issuer in Canada and is involved in the production, marketing and distribution of bottled water in the private label sector. PCC’s principal operations were located in San Martin, California. From February 2003 until July 2003, he was a consultant. From November 2001 to February 2003, he was the Vice President of Palco, Inc., a private real estate investment company headquartered in Salt Lake City, Utah. From 1998 to 2001, Mr. Eagland was a private investor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit No. 99.1	Description Press Release dated April 19, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                                       ROCKETINFO INC.

                                                                                                                                                                                                                       /s/ Paul Eagland
                                                                                                                                                                                               Paul Eagland
                                                                                                                                                                                                                       Executive Vice-President

Date:  April 24, 2006

ROCKETINFO INC.

FORM 8-K

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated April 19, 2006